The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-103915;
333-105392
Subject to Completion
Preliminary Prospectus Supplement dated May 9, 2006
PROSPECTUS SUPPLEMENT
(To prospectus dated April 10, 2003)
$
The Hartford Financial Services Group, Inc.
              % Senior Notes due 2008

          This is a remarketing of up to $690,000,000 aggregate principal amount of our senior notes due August 16, 2008, originally issued as components of the 13,800,000 Equity Units we issued in May 2003, on behalf of Normal Unit holders. The senior notes will mature on August 16, 2008. Interest on the senior notes is payable quarterly in arrears on August 16, November 16, February 16 and May 16 of each year. The interest rate on the senior notes will be reset to      % per year, effective from and after May 16, 2006. Purchasers of senior notes in the remarketing will receive interest at the reset rate from May 16, 2006 commencing on the next interest payment date, August 16, 2006.
          We intend to participate as a purchaser in the remarketing and may purchase a portion of the senior notes not to exceed 40% of the aggregate principal amount of senior notes being remarketed. If we purchase any senior notes in the remarketing, we will retire all the senior notes we purchase. We will not receive any proceeds from the remarketing. See “Use of Proceeds.”
          The senior notes are our direct, unsecured obligations and rank equally with all of our other existing and future unsecured and unsubordinated senior debt. The senior notes will be remarketed in denominations of $1,000 and integral multiples of $1,000.
          Prior to this remarketing, there has been no public market for the senior notes. The senior notes will not be listed on any exchange.
          To read about certain factors you should consider before investing in the senior notes, see “Risk Factors” beginning on page S-10 of this prospectus supplement and beginning on page 75 of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, which is incorporated by reference in this prospectus supplement.

Per Senior
Note	Total

Price to Public(1)%	$
Remarketing Fee to Remarketing Agents(2)%	$
Net Proceeds(3)%	$

(1)	Plus accrued interest from May 16, 2006, if the settlement occurs after that date.

(2)	Equals an amount not to exceed 0.25% of the treasury portfolio purchase price.

(3)	We will not receive any proceeds from the remarketing. See “Use of Proceeds” in this prospectus supplement.
          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
          The remarketing agents expect to deliver the senior notes to investors on or about May 16, 2006, in book-entry form only through the facilities of The Depository Trust Company.

Merrill Lynch & Co.
                      Goldman, Sachs & Co.
JPMorgan

The date of this prospectus supplement is May      , 2006.

Prospectus Supplement
Prospectus

i

          You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to the remarketing filed by us with the Securities and Exchange Commission. We have not, and the remarketing agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the remarketing filed by us with the Securities and Exchange Commission and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
          The remarketing agents are offering to sell, and are seeking offers to buy, the senior notes only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the senior notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the senior notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
ABOUT THIS PROSPECTUS SUPPLEMENT
          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this remarketing and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this remarketing.
          If the description of this remarketing or the senior notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.
          Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “The Hartford,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and its subsidiaries.
FORWARD-LOOKING STATEMENTS
          Some of the statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors, including, but not limited to, those set forth in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006. These factors include:

•	the difficulty in predicting our potential exposure for asbestos and environmental claims;

•	the possible occurrence of terrorist attacks;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect us against losses;

•	changes in the stock markets, interest rates or other financial markets, including the potential effect on our statutory capital levels;

•	the inability to effectively mitigate the impact of equity market volatility on our financial position and results of operations arising from obligations under annuity product guarantees;

•	our potential exposure arising out of regulatory proceedings or private claims relating to incentive compensation or payments made to brokers or other producers and alleged anti-competitive conduct;

•	the uncertain effect on us of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers and other producers, including changes that have been announced and those which may occur in the future;

•	the possibility of more unfavorable loss development;

•	the incidence and severity of catastrophes, both natural and man-made;

•	stronger than anticipated competitive activity;

•	unfavorable judicial or legislative developments;

•	the potential effect of domestic and foreign regulatory developments, including those which could increase our business costs and required capital levels;

•	the possibility of general economic and business conditions that are less favorable than anticipated;

•	our ability to distribute products through distribution channels, both current and future;

•	the uncertain effects of emerging claim and coverage issues;

•	a downgrade in our financial strength or credit ratings;

•	the ability of our subsidiaries to pay dividends to us;

•	our ability to adequately price our property and casualty policies;

•	our ability to recover our systems and information in the event of a disaster or other unanticipated event; and

•	other factors described in such forward-looking statements.
          We undertake no obligation to update our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.
          You should review carefully the sections captioned “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 for a more complete discussion of the risks and uncertainties of an investment in the senior notes.

PROSPECTUS SUPPLEMENT SUMMARY
          This summary contains basic information about us and this remarketing and is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus supplement, as well as the accompanying prospectus and the information incorporated by reference, before making an investment decision.
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
General
          The Hartford Financial Services Group, Inc. is a diversified insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At March 31, 2006, our total assets were $295.4 billion and our total stockholders’ equity was $15.4 billion.
          We were formed in December 1985 as a wholly-owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation’s stockholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.
          As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.
          In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner.
          The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our insurance subsidiaries are permitted to pay up to a maximum of approximately $1.9 billion in dividends in the aggregate to The Hartford Financial Services Group, Inc. and our subsidiary, Hartford Life, Inc., in 2006 without prior approval from the applicable insurance commissioner. However, through August 31, 2006, one of our subsidiaries, Hartford Life and Accident Insurance Company, comprising $667 million of the $1.9 billion, will need prior approval from the insurance commissioner to pay dividends. Through May 5, 2006, The Hartford Financial Services Group, Inc. and Hartford Life, Inc. received a combined total of $408 million from their insurance subsidiaries.
          Our rights to participate in any distribution of assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the senior notes to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of March 31, 2006, claims by policyholders for benefits payable amounting to $101.7 billion, claims by separate account holders of $158.4 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $15.7 billion.
          Our principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.

THE REMARKETING

Issuer	The Hartford Financial Services Group, Inc., a Delaware corporation.

Securities Remarketed	Up to $690,000,000 aggregate principal amount of % senior notes due August 16, 2008.

Maturity	The senior notes will mature on August 16, 2008.

Interest	The interest rate on the senior notes will be reset to % per year, effective from and after May 16, 2006. Interest on the senior notes is payable quarterly in arrears on February 16, May 16, August 16 and November 16, of each year. Purchasers of senior notes in the remarketing will receive interest at the reset rate from May 16, 2006 commencing on the next interest payment date, August 16, 2006.

Certain Covenants	The indenture governing the senior notes contains certain covenants that, among other things, limit our ability to issue, assume, or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any principal property, as defined in the indenture, of The Hartford or any restricted subsidiary, as defined in the indenture, or any shares of stock of any restricted subsidiary, without equally and ratably securing the senior notes. See “Description of the Debt Securities” in the accompanying prospectus.

Ranking	The senior notes are our direct, unsecured obligations and rank without preference or priority among themselves and equally with all of our other existing and future unsecured and unsubordinated senior debt. The indenture under which the senior notes were issued does not limit our ability to issue or incur other debt or issue preferred stock. See “Description of the Remarketed Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

The Remarketing	The senior notes were issued by us in May 2003 in connection with our issuance and sale to the public of Equity Units. Each Equity Unit initially consisted of both a purchase contract and a 1/20, or 5.0%, undivided beneficial interest in $1,000 principal amount of our senior notes due August 16, 2008, together called a Normal Unit. In order to secure their obligations under the purchase contracts, holders of the Equity Units pledged their undivided beneficial ownership interests in our senior notes to us through a collateral agent. Pursuant to the terms of the Equity Units, the remarketing agents will remarket senior notes on behalf of current holders of Normal Units under the terms of and subject to the conditions in the remarketing agreement among us, the remarketing agents, and JPMorgan Chase Bank, N.A., as purchase contract agent and as attorney-in-fact for holders of Equity Units. See “Remarketing” in this prospectus supplement.

The terms of the Equity Units and senior notes require the remarketing agents to use their reasonable efforts to remarket the senior notes of holders participating in the remarketing at a price of approximately 100.50% of the treasury portfolio purchase price, as defined in this prospectus supplement. In connection with the remarketing, the remarketing agents will reset the interest rate on the senior notes to a reset rate that the senior notes should bear in order for the senior notes that are the subject of the remarketing to have an approximate aggregate market value on the reset date of 100.50% of the treasury portfolio purchase price.

Use of Proceeds	The proceeds from the remarketing of the senior notes are estimated to be $ , before deduction of the remarketing agents’ fee. We will not receive any proceeds of the remarketing. Instead, the proceeds from the remarketing will be (i) used to purchase the treasury portfolio described in this prospectus supplement, which treasury portfolio will then be pledged to secure the purchase contract obligations of the holders of the Normal Units and (ii) used to pay the remarketing agents’ fees, which will be equal to the lesser of 0.25% of the treasury portfolio purchase price, and the amount of the proceeds of the remarketing in excess of the treasury portfolio purchase price. Any remaining proceeds will be remitted ratably to holders of the Normal Units as of the close of business, 5 p.m., New York City time, on May 10, 2006. See “Use of Proceeds” in this prospectus supplement.

U.S. Federal Income Taxation	The senior notes are subject to Treasury regulations governing contingent payment debt instruments. If you are a United States taxpayer, you will be subject to federal income tax on the accrual of original issue discount during your ownership of the senior notes, subject to certain adjustments, regardless of your usual method of accounting. See “Certain United States Federal Income Tax Consequences — U.S. Holders — Interest Income and Original Issue Discount” in this prospectus supplement.

Listing	The senior notes are not, and are not expected to be, listed on any national securities exchange or included in any automated quotation system.

Risk Factors	Your investment in the senior notes will involve risks. You should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the remarketing filed by us with the Securities and Exchange Commission and the documents incorporated by reference herein and, in particular, you should evaluate the specific factors set forth in the section of this prospectus supplement entitled “Risk Factors” and the section entitled “Risk Factors” in our quarterly report on Form 10-Q for the quarterly period ended March 31, 2006 before deciding whether to purchase any senior notes in this remarketing.

Trustee, registrar and paying agent	JPMorgan Chase Bank, N.A.

Our Participation in the Remarketing	We intend to participate as a purchaser in the remarketing and may purchase a portion of the senior notes not to exceed 40% of the aggregate principal amount of senior notes being remarketed. If we purchase any senior notes in the remarketing, we will retire all the senior notes we purchase.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION
          The selected income statement data and the selected balance sheet data for each of the years were derived from our audited consolidated financial statements which have been examined and reported upon by Deloitte & Touche LLP, our independent registered public accounting firm. The selected financial information at and for the three months ended March 31, 2006 and 2005 were derived from our unaudited consolidated financial statements which have been reviewed by Deloitte & Touche LLP and include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and results of operations as of that date and for that period.
          The table below reflects our consolidated financial position and results of operations. You should read the following amounts in conjunction with our consolidated financial statements and the related notes that are incorporated in this prospectus supplement by reference.

	Three Months Ended
			Year Ended December 31,
	March 31,	March 31,
	2006	2005	2005	2004	2003	2002	2001

	(In millions, except for per share data and combined ratios)
Income Statement Data
Total Revenues	$6,543	$6,002	$27,083	$22,708	$18,719	$16,410	$15,980

Income (loss) before cumulative effect of accounting changes(1)	$728	$666	$2,274	$2,138	$(91)	$1,000	$541

Net income (loss)(1)(2)	$728	$666	$2,274	$2,115	$(91)	$1,000	$507

Balance Sheet Data
Total Assets	$295,375	$261,420	$285,557	$259,735	$225,850	$181,972	$181,950

Long-term debt	$4,045	$4,300	$4,048	$4,308	$4,610	$4,061	$3,374
Total stockholders’ equity	$15,410	$14,211	$15,325	$14,238	$11,639	$10,734	$9,013

Earnings (Loss) Per Share Data
Basic earnings (loss) per share(1)
Income (loss) before cumulative effect of accounting changes(1)	$2.41	$2.26	$7.63	$7.32	$(0.33)	$4.01	$2.27
Net income (loss)(1)(2)	$2.41	$2.26	$7.63	$7.24	$(0.33)	$4.01	$2.13
Diluted earnings (loss) per share(1)(3)
Income (loss) before cumulative effect of accounting changes(1)	$2.34	$2.21	$7.44	$7.20	$(0.33)	$3.97	$2.24
Net income (loss)(1)(2)	$2.34	$2.21	$7.44	$7.12	$(0.33)	$3.97	$2.10
Dividends declared per common share	$0.40	$0.29	$1.17	$1.13	$1.09	$1.05	$1.01
Other Data
Mutual fund assets(4)	$36,260	$27,963	$32,705	$28,068	$22,462	$15,321	$16,809

Operating Data Combined Ratios
Ongoing Property & Casualty Operations(5)	88.8	88.6	93.2	95.3	96.5	99.1	108.3

footnotes on following page

(1)	2004 includes a $216 million tax benefit related to an agreement with the IRS on the resolution of matters pertaining to tax years prior to 2004. 2003 includes an after-tax charge of $1.7 billion related to our 2003 asbestos reserve addition, $40 million of after-tax expense related to the settlement of a certain litigation dispute, $30 million of tax benefit in our Life operations primarily related to the favorable treatment of certain tax items arising during the 1996-2002 tax years, and $27 million of after-tax severance charges in our Property & Casualty operations. 2002 includes a $76 million tax benefit in our Life operations, an $11 million after-tax expense in Life related to a certain litigation dispute and an $8 million after-tax benefit in Life’s September 11 exposure. 2001 includes $440 million of after-tax losses related to September 11 and a $130 million tax benefit in Life.

(2)	2004 includes a $23 million after-tax charge related to the cumulative effect of accounting change for our adoption of Statement of Position 03-1, “Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts”. 2001 includes a $34 million after-tax charge related to the cumulative effect of accounting changes for our adoption of SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.”

(3)	As a result of the net loss for the year ended December 31, 2003, Statement of Financial Accounting Standards No. 128, “Earnings per Share” requires us to use basic weighted average common shares outstanding in the calculation of the year ended December 31, 2003 diluted earnings (loss) per share, since the inclusion of options of 1.8 million would have been antidilutive to the earnings per share calculation. In the absence of the net loss, weighted average common shares outstanding and dilutive potential common shares would have totaled 274.2 million.

(4)	Mutual funds are owned by the shareholders of those funds and not by us. As a result, they are not reflected in total assets on our balance sheet.

(5)	2001 includes the impact of September 11. Before the impact of September 11, the 2001 combined ratio was 101.7.

RISK FACTORS
          Before purchasing the senior notes, you should carefully consider the following risk factors together with the other information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus in order to evaluate an investment in the senior notes.
Risk Factors Relating to the Senior Notes
If an active trading market for the senior notes does not develop, you may not be able to resell your senior notes.
          There is currently no trading market for the senior notes and we do not plan to list the senior notes on any national securities exchange or include the senior notes in an automated quotation system. In addition, the liquidity of any trading market for the senior notes, and the market price quoted for the senior notes, may be adversely affected by changes in the overall market for these senior notes, by changes in interest rates and by changes in our financial performance or prospects or in the prospects of companies in our industry generally. We cannot predict the extent, if any, to which investors’ interest will lead to a liquid trading market.
The senior notes will be classified as contingent payment debt instruments and you will be required to accrue original issue discount.
          For United States federal income tax purposes, the senior notes are classified as contingent payment debt instruments. As a result, if you are a United States taxpayer, you will generally be subject to federal income tax on the accrual of original issue discount during your ownership of the senior notes, subject to certain adjustments. Additionally, it is possible that gain or, to some extent, loss recognized on the sale, exchange or other disposition of a senior note may be treated as ordinary gain or loss. See “Certain United States Federal Income Tax Consequences — U.S. Holders — Interest Income and Original Issue Discount.”
The senior notes will be effectively subordinated to the debt of our subsidiaries, which could impair our ability to make payments under the senior notes.
          We are a holding company and rely primarily on dividends and interest payments from our subsidiaries to meet our obligations for payment of interest and principal on outstanding debt obligations, dividends to shareholders and corporate expenses. As a result, our cash flows and ability to service our obligations, including the senior notes, are dependent upon the earnings of our subsidiaries, distributions of those earnings to us and other payments or distributions of funds by our subsidiaries to us.
          The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, on their earnings and on regulatory restrictions. In addition, our subsidiaries have no obligation to pay any amounts due on the senior notes. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior notes will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. Consequently, the senior notes are effectively subordinated to all liabilities of any of our subsidiaries. Substantially all of our business is currently conducted through our subsidiaries, and we expect this to continue. As of March 31, 2006, The Hartford Financial Services Group, Inc. had $3,722 million of senior debt outstanding and our subsidiaries had $275,886 million of aggregate liabilities.
          The indenture does not limit our ability or that of our subsidiaries to issue or incur other additional senior indebtedness. We may have difficulty paying our obligations under the senior notes if we, or any of our subsidiaries, incur additional indebtedness or liabilities.

The trading price of the senior notes may not fully reflect the value of any accrued but unpaid interest.
          The senior notes may trade at a price that does not fully reflect the value of any accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income the daily portions of the original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth, for each of the periods indicated, our ratio of earnings to total fixed charges and our ratio of earnings excluding interest credited to contractholders to total fixed charges excluding interest credited to contractholders.
          For purposes of computing the ratio of consolidated earnings to fixed charges, “earnings” consist of income from operations before federal income taxes, cumulative effect of accounting changes and fixed charges. “Fixed charges” consist of interest expense (including interest credited to contractholders), capitalized interest, amortization of debt expense and an imputed interest component for rental expense.

	Three Months
	Ended March 31,		Year Ended December 31,

	2006	2005	2005	2004	2003	2002	2001

	(In millions, except for ratios)
Income from Operations before Federal Income Taxes and Cumulative Effect of Accounting Changes	$984	$914	$2,985	$2,523	$(550)	$1,068	$341
Add:
Fixed Charges
Interest expense	66	63	252	251	271	265	295
Interest factor attributable to rentals	16	17	69	64	76	73	72
Interest credited to contractholders	880	726	5,671	2,481	1,120	1,048	1,050
Total fixed charges	962	806	5,992	2,796	1,467	1,386	1,417
Total fixed charges excluding interest credited to contractholders	82	80	321	315	347	338	367
Earnings, as defined	1,946	1,720	8,977	5,319	917	2,454	1,758
Earnings, as defined, excluding interest credited to contractholders	$1,066	$994	$3,306	$2,838	$(203)	$1,406	$708
Ratios
Earnings, as defined, to total fixed charges(1)(2)	2.0	2.1	1.5	1.9	NM	1.8	1.2
Earnings, as defined, excluding interest credited to contractholders, to total fixed charges excluding interest credited to contractholders(1)(3)(4)	13.0	12.4	10.3	9.0	NM	4.2	1.9
Deficiency of earnings to fixed charges(5)	$—	$—	$—	$—	$550	$—	$—

(1)	NM: Not meaningful.
(2)	Before the impact of September 11 of $678 million, the 2001 ratio of earnings to fixed charges was 1.6.
(3)	Before the impact of September 11 of $678 million, the 2001 ratio of earnings to fixed charges excluding interest credited to contractholders was 3.8.
(4)	This secondary ratio is disclosed for the convenience of fixed income investors and the rating agencies that serve them and is more comparable to the ratios disclosed by all issuers of fixed income securities.
(5)	Represents additional earnings that would be necessary to result in a one to one ratio of consolidated earnings to fixed charges. This amount includes a before-tax charge of $2.6 billion related to our 2003 asbestos reserve addition.

USE OF PROCEEDS
          We are remarketing up to $690,000,000 aggregate principal amount of senior notes to investors on behalf of holders of the Normal Units.
          We will not receive any cash proceeds from the remarketing of the senior notes. Instead, the proceeds from the remarketing will be used as follows:

•	$ of these proceeds, equal to the treasury portfolio purchase price, will be applied to purchase the treasury portfolio described below, which will be pledged to the collateral agent to secure the Normal Unit holders’ obligation to purchase our common stock under the purchase contracts on August 16, 2006;

•	$ of these proceeds, which equals the lesser of (a) 25 basis points (0.25%) of the treasury portfolio purchase price, and (b) the amount of the proceeds of the remarketing in excess of the treasury portfolio purchase price, will be deducted and retained by the remarketing agents as a remarketing fee; and

•	any proceeds from the remarketing of the senior notes remaining after deducting the treasury portfolio purchase price and the remarketing fee will be remitted ratably to holders of the Normal Units as of the close of business, 5 p.m., New York City time, on May 10, 2006.
          The “treasury portfolio” consists of:

•	U.S. Treasury securities (or interest or principal strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate principal amount of the senior notes underlying the aggregate ownership interests in senior notes held as components of Normal Units; and

•	U.S. Treasury securities (or interest or principal strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate on the senior notes) that would have been due on August 16, 2006 on the aggregate principal amount of the senior notes underlying the aggregate ownership interests in senior notes held as components of Normal Units.
          As used in this context: “treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent on May 11, 2006 for the purchase of the treasury portfolio for settlement on May 16, 2006.
          “quotation agent” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

CAPITALIZATION
          The following table sets forth our unaudited capitalization as of March 31, 2006 and as adjusted assuming we purchase $276 million in aggregate principal amount of the senior notes in the remarketing. You should read this table in conjunction with our consolidated financial statements and the related notes and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of
	March 31, 2006

		As
	Actual	Adjusted

	($ in millions)

Short-Term Debt
Commercial Paper	472	748 (1)
Current maturities of long-term debt	249	249

Total Short-Term Debt	721	997
Long-Term Debt
Senior Notes and Debentures(2)	3,357	3,081
Junior Subordinated Debentures	688	688

Total Long-Term Debt	4,045	3,769
Total Debt	4,766	4,766
Stockholders’ Equity
Common Stock (par value $0.01 per share; 750 million shares authorized; 306 million shares issued)	3	3
Additional paid-in capital	5,096	5,096
Retained earnings	10,814	10,814
Treasury stock, at cost (3 million shares)	(46)	(46)
Accumulated other comprehensive income	(457)	(457)

Total Stockholders’ Equity	15,410	15,410

Total Capitalization	20,176	20,176

(1)	We intend to issue commercial paper to fund our purchase of senior notes in the remarketing. Assuming we issue $276 million of commercial paper to fund this purchase, as of March 31, 2006, as adjusted, we would have had $748 million of commercial paper outstanding. We anticipate that the commercial paper issued to fund such purchase of senior notes will be retired with the funds we receive upon the settlement of the purchase contracts on August 16, 2006.

(2)	Includes the senior notes issued in connection with the sale of the Equity Units. In connection with this remarketing, the interest rate on the senior notes will be reset and, effective from and after May 16, 2006, the senior notes will bear interest at % per year. As of March 31, 2006, $690.0 million principal amount of the senior notes was outstanding. Assuming we purchase $276 million in aggregate principal amount of the senior notes in the remarketing, as of March 31, 2006, as adjusted, we would have had outstanding $414 million principal amount of the senior notes originally issued as components of our Equity Units.

DESCRIPTION OF THE REMARKETED SENIOR NOTES
          The following description is a summary of the terms of the senior notes being remarketed. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture, supplemental indenture No. 1, supplemental indenture No. 2 and supplemental indenture No. 3 which have been filed as exhibits to or incorporated by reference in the registration statement, and to the Trust Indenture Act. This summary supplements the description of the senior debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.
General
          The senior notes were issued under an indenture dated as of October 20, 1995 between us and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank (National Association)), as indenture trustee, as amended and supplemented by supplemental indenture No. 1, dated as of December 27, 2000, supplemental indenture No. 2, dated as of September 13, 2002 and supplemental indenture No. 3, dated as of May 23, 2003, between us and the indenture trustee (as so amended and supplemented the “indenture”). The senior notes were issued in connection with our issuance of Equity Units. The Equity Units initially consisted of units, referred to as Normal Units, each with a stated amount of $50. Each Normal Unit is initially comprised of (1) a purchase contract pursuant to which the holder (a) agrees to purchase from us, for $50, shares of our common stock not later than August 16, 2006 and (b) receives from us quarterly contract adjustment payments and (2) a 1/20 , or 5%, undivided beneficial ownership interest in $1,000 principal amount of senior notes issued by us (equivalent to $50 principal amount of senior notes) and due on August 16, 2008.
          This prospectus supplement relates to the remarketing of the senior notes on behalf of the holders of Normal Units.
          The senior notes are our direct, unsecured obligations and rank without preference or priority among themselves and equally with all of our other existing and future unsecured and unsubordinated senior debt. The senior notes initially were issued in an aggregate principal amount equal to $690,000,000.
          We are a holding company that derives all our income from our subsidiaries. Accordingly, our ability to service our debt, including our obligations under the senior notes, and other obligations are primarily dependent on the earnings of our respective subsidiaries and the payment of those earnings to us, in the form of dividends, loans or advances and through repayment of loans or advances from us. In addition, any payment of dividends, loans or advances by those subsidiaries could be subject to statutory or contractual restrictions. Our subsidiaries have no obligation to pay any amounts due on the senior notes.
          The senior notes are not subject to a sinking fund provision and are not subject to defeasance or redemption. The entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 16, 2008.
          The indenture trustee is presently the security registrar and the paying agent for the senior notes. Senior notes will be issued in registered form, will be in denominations of $1,000 and integral multiples of $1,000, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000 and integral multiples of $1,000, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

          The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.
Interest
          The interest rate on the senior notes will be reset to      % per year, effective from and after May 16, 2006. Interest is payable quarterly in arrears on August 16, November 16, February 16 and May 16 of each year to the person in whose name the senior note is registered at the close of business on the first business day of the month in which the interest payment date falls. Purchasers of notes in the remarketing will receive interest at the reset rate from May 16, 2006 commencing on the next interest payment date, August 16, 2006.
          The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.
Agreement by Purchasers of Certain Tax Treatment
          Each senior note provides that, by acceptance of the senior note, you intend that the senior note constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes.
Book-Entry System
          Senior notes will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.
          The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.
          Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.
          In the event that:

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•	an event of default occurs and is continuing with respect to the senior notes; or

•	we determine in our sole discretion and subject to the procedures of the depositary that we will no longer have senior notes represented by global securities, certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.
Governing Law
          The indenture and the senior notes will be governed by and construed in accordance with, the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
          The following is a discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the senior notes. Unless otherwise stated, this discussion deals only with senior notes held as capital assets by beneficial owners of senior notes who purchase the senior notes in the remarketing. Except as provided below, this discussion applies only to a beneficial owner of a senior note that is (1) an individual citizen or resident of the United States, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia or (3) a partnership, estate or trust treated, for United States federal income tax purposes, as a domestic partnership, estate or trust (referred to as a “U.S. holder”). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.
          This discussion does not address all aspects of United States federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding senior notes as part of a straddle, hedge, conversion transaction or other integrated investment or (3) persons whose functional currency is not the U.S. dollar), some of which may be subject to special rules. In addition, this discussion does not address alternative minimum taxes or state, local or foreign taxes.
          If an entity that is treated as a partnership for United States federal income tax purposes holds a senior note, the tax consequences may depend on the status and activities of the partnership and its partners. Prospective investors that are treated as partnerships for United States federal income tax purposes should consult their own advisors regarding the federal income tax consequences to them and their partners of an investment in the senior notes.
          No assurance can be given that the IRS will agree with the tax consequences described herein or that, if the IRS were to take a contrary position, that position would not ultimately be sustained by the courts. Prospective investors are urged to consult their own tax advisors with respect to the United States federal income tax consequences of the purchase, ownership and disposition of the senior notes in light of their particular circumstances, as well as the effect of any state, local or foreign tax laws.
U.S. Holders
          Interest Income and Original Issue Discount. Because of the manner in which the interest rate on the senior notes is reset, the senior notes are treated as contingent payment debt instruments subject to the “noncontingent bond method” for accruing original issue discount, as set forth in applicable Treasury regulations. As discussed more fully below, under such method each U.S. holder is required to accrue original issue discount, regardless of its usual method of accounting, on the senior notes based on the “comparable yield” for and “adjusted issue price” of the senior notes, subject to the adjustments described below. Under these rules, a U.S. holder may be required to accrue income in excess of the interest payments actually received in any year.
          The “comparable yield” of the senior notes is the rate at which we would have issued a fixed rate debt instrument on the original issue date of the senior notes with terms and conditions similar to the senior notes. As required under applicable Treasury regulations, at the time the senior notes were originally issued we provided the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield, to holders of the senior notes. We determined that the comparable yield was 3.60% and the projected payments for the senior notes, per $1,000 of principal amount, were $5.90 on August 16, 2003, $6.40 for each subsequent quarter ending on or prior to May 16, 2006 and $12.68 for each quarter ending after May 16, 2006. We also determined that the projected payment for the senior notes, per $1,000 of principal amount, at the maturity date was $1,012.68 (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

          The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note (adjusted for the length of the accrual period) by the senior note’s adjusted issue price at the beginning of the accrual period. At the time the senior notes were originally issued, we determined that the adjusted issue price of each senior note on the original issue date was $1,000 per $1,000 of principal amount. The adjusted issue price at the beginning of each subsequent accrual period was $1,000, increased by any original discount previously accrued on such senior note, without regard to the adjustments described below, and decreased by the projected amount of payments received on such senior note as set forth in the projected payment schedule. Based on the foregoing, we have determined that the adjusted issue price of the senior notes as of May 16, 2006 is $1,026.46 per $1,000 of principal amount. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the senior note.
          As a result of the remarketing, the remaining payments on the senior notes will become fixed for each quarter. Any differences between such fixed amounts and the $12.68 projected to be paid for each quarter ending after May 16, 2006 will constitute adjustments increasing, if the actual payments are higher than the projected payment (“positive adjustments”), or decreasing, if the actual payments are lower than the projected payments (“negative adjustments”), the amount of interest income of a U.S. holder with respect to the senior notes. The contingent payment debt regulations require U.S. holders to take these adjustments into account in a reasonable manner over the period to which they relate. We expect to account for any difference with respect to any period as an adjustment to the accrual of interest for that period.
          We will use the foregoing comparable yield and projected payment schedule for purposes of determining our own taxable income and for any required information reporting. U.S. holders are generally bound by the comparable yield and projected payment schedule we have provided unless either is unreasonable. If a U.S. holder does not use this comparable yield and projected payment schedule to determine interest accruals, the U.S. holder must apply the noncontingent bond method using its own comparable yield and projected payment schedule. A U.S. holder that uses its own comparable yield and projected payment schedule must explicitly disclose this fact and the reason why it has used its own comparable yield and projected payment schedule. In general, the U.S. holder must make this disclosure on a statement attached to its timely filed United States federal income tax return for the taxable year that includes the date it acquires the senior notes.
          In addition, a U.S. holder that purchases a senior note in the remarketing for an amount that differs from the adjusted issue price of the senior note at the time of such purchase will be required to adjust its original issue discount inclusions with respect to the senior note. If the purchase price is less than the adjusted issue price of the senior note the U.S. holder will be required to make a positive adjustment, and if the purchase price is more than the adjusted issue price of the senior note the U.S. holder will be required to make a negative adjustment. Any such difference should generally be allocated under a reasonable method to daily portions of original issue discount over the remaining term of the senior note. The amount so allocated to a daily portion of original issue discount should be taken into account as an increase or reduction in the original issue discount accrued for that period. Any positive or negative adjustment of the kind described in this paragraph made by a U.S. holder will increase or decrease, respectively, the U.S. holder’s tax basis in the senior note.
          The comparable yield and projected payment schedule described above was supplied by us solely for computing income under the noncontingent bond method for United States federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of senior notes will actually receive.
          Sale, Exchange or Other Disposition of Senior Notes. Upon the sale, exchange or other disposition of a senior note, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the senior note. Gain or loss recognized on such a sale, exchange or other disposition generally will be treated as capital gain or loss. However, the treatment of such gain or loss as a capital gain or loss is not entirely free from doubt. Gain recognized on the sale, exchange or other disposition of a senior note may be treated as ordinary income to the extent of any positive adjustment that has not yet been accrued and included in income by the U.S. holder. In addition, it is possible that gain or, to some extent, loss recognized on the sale, exchange or other disposition of a senior note during the six-month period following the date the interest rate is reset may be treated as ordinary gain or loss unless at the time of such sale, exchange or other disposition no further payments are due with respect to the senior note for the remainder of such six-month period. Individuals are taxed at reduced rates on capital gain derived from capital assets held for more than one year. The deductibility of capital losses is subject to limitations.
          A U.S. holder’s tax basis in its senior notes is generally increased by original issue discount previously accrued on its senior notes, reduced by payments received on its senior notes and adjusted to account for positive or negative adjustments in respect of differences between the holder’s purchase price for its senior notes and the notes’ adjusted issue price (as described above).
Non-U.S. Holders
          Subject to backup withholding, which is described below, payments of principal and interest (including original issue discount) on the senior notes to, or on behalf of, any beneficial owner of the senior notes that is not a U.S. holder (a “non-U.S. holder”) will not be subject to U.S federal withholding tax, provided, in the case of interest, that:

(i) such non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

(ii) such non-U.S. holder is not a controlled foreign corporation for federal income tax purposes that is related to us through stock ownership, or a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

(iii) such non-U.S. holder certifies, under penalties of perjury, that it is not a United States person and provides its name and address and certain other information (generally on IRS Form W-8BEN or a suitable substitute form).
          The Treasury regulations provide alternative methods for satisfying the requirement referred to in clause (iii) above. In the case of senior notes held by a foreign partnership, the regulations generally require that the requirement referred to in clause (iii) above be satisfied by the partners rather than the foreign partnership and that the partnership provide certain information to establish its entitlement to an exemption from withholding.
          Subject to backup withholding, which is described below, any capital gain realized by a non-U.S. holder upon the sale, exchange or other disposition of a senior note generally will not be subject to U.S. federal income or withholding taxes if such gain is not effectively connected with a U.S. trade or business of such non-U.S. holder and, in the case of an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.
          Any such interest or capital gain that is effectively connected with the conduct of a U.S. trade or business of a non-U.S. holder will be subject to regular income tax at graduated rates as described above with respect to U.S. holders (and in certain cases a branch profits tax), unless an applicable tax treaty provides an exemption.
Backup Withholding Tax and Information Reporting
          Unless a U.S. holder is an exempt recipient, such as a corporation, original issue discount accrued with respect to the senior notes and the proceeds received from sale of the senior notes may be subject to information reporting, and may also be subject to United States federal backup withholding tax at the applicable rate if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. A non-U.S. holder may have to comply with certification procedures to establish that such holder is not a United States person in order to avoid information reporting and backup withholding tax requirements. In any event, withholding agents must report to the IRS and each non-U.S. holder the amount of interest (including original issue discount) paid or accrued with respect to the senior notes held by each non-U.S. holder and the rate of withholding, if any, applicable to each non-U.S. holder. Any amounts so withheld under the backup withholding rules may be allowed as a credit against the holder’s United States federal income tax liability or as a refund, provided the required information is furnished to the IRS.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS
          The following discussion was not intended or written to be used, and cannot be used, for the purpose of avoiding United States federal tax penalties. This discussion was written in connection with the promotion or marketing of the senior notes.
          The following is a summary of certain considerations associated with the purchase of the senior notes by employee benefit plans that are subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, (ERISA Plans), or by plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, Similar Laws), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a Plan).

General Fiduciary Matters
          Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of such Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan.
          Each fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the senior notes. Accordingly, among other factors, the fiduciary should consider whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Law.

Prohibited Transaction Issues
          Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available with respect to such transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and the prohibited transaction itself may have to be rescinded. In addition, the fiduciary of the ERISA Plan that permits such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
          The acquisition and/or holding of notes by an ERISA Plan with respect to which the issuer, the remarketing agents or the current holders of Equity Units, is considered a party in interest or a disqualified person, may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor, or the DOL, has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the senior notes. These class exemptions include, without limitation, PTCE 84-14 (relating to transactions determined by independent qualified professional asset managers), PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts), PTCE 91-38 (relating to transactions involving bank collective investment funds), PTCE 95-60 (relating to transactions involving life insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). Although these exemptions exist, a purchaser of any senior notes should be aware that there can be no assurance that all of the conditions of any such exemptions will be satisfied. Furthermore, a purchaser of the senior notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.
          In addition, any insurance company proposing to use assets of its general account to purchase the senior notes should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993) as well as the regulations issued by the United States Department of Labor (DOL) in January 2000 in response to the decision. In the decision, the Court held that to the extent that insurance contacts issued to employee benefit plans provide for a return that is not guaranteed, but instead varies with the performance of the insurer’s general account, the insurer’s general account may become “plan assets” subject to ERISA and therefore subject to the fiduciary obligations of ERISA.
          Because of the preceding, the senior notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Representation
          Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the senior notes constitutes assets of any Plan or (ii) the purchase and holding of the senior notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
          The preceding discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior notes.
          Each purchaser and holder of the senior notes has exclusive responsibility for ensuring that its purchase and holding of the senior notes does not violate the fiduciary and prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any senior notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

REMARKETING
          Under the terms and subject to the conditions contained in a remarketing agreement, dated as of May 9, 2006, among us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as the remarketing agents, and JPMorgan Chase Bank, N.A, as the purchase contract agent and attorney-in-fact for holders of the purchase contracts, the remarketing agents are required to use their reasonable efforts to remarket the senior notes at a price equal to approximately 100.50% of the treasury portfolio purchase price.
          On May 11, 2006, the remarketing agents will reset the interest rate on the senior notes to a reset rate that the senior notes should bear in order for the senior notes that are subject to the remarketing to have an approximate aggregate market value on the reset date of 100.50% of the treasury portfolio purchase price. The reset rate will in no event exceed the maximum rate permitted by applicable law.
          The proceeds from the remarketing of the senior notes are estimated to be $          , before deduction of the remarketing agents’ fee. We will not receive any proceeds of the remarketing. Instead, a portion of the proceeds from the remarketing of senior notes that are held as part of Normal Units equal to the treasury portfolio purchase price of $ will be applied to purchase, on behalf of the holders of those Normal Units, the treasury portfolio, which will be pledged to secure the obligations of holders of Normal Units to purchase shares of our common stock under the purchase contracts on August 16, 2006.
          None of the remarketing agents has any obligation to purchase any of the senior notes.
          We intend to participate as a purchaser in the remarketing and we may purchase a portion of the senior notes not to exceed 40% of the aggregate principal amount of senior notes being remarketed. If we purchase any senior notes in the remarketing, we will retire all the senior notes we purchase.
          The remarketing agents will retain a remarketing fee equal to the lesser of (a) 0.25% of the treasury portfolio purchase price, and (b) the amount of the proceeds of the remarketing in excess of the treasury portfolio purchase price. Normal Units holders will not otherwise be responsible for the payment of any remarketing fee in connection with the remarketing.
          Any proceeds from the remarketing of the senior notes remaining after deducting the treasury portfolio purchase price and the remarketing fee, will be remitted ratably to holders of the Normal Units as of the close of business, 5 p.m., New York City time, on May 10, 2006. See “Use of Proceeds” in this prospectus supplement.
          The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of legal opinions.
          The senior notes have no established trading market. The remarketing agents have advised us that they intend to make a market in the senior notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. We cannot provide you with any assurance as to the liquidity of any trading market for the senior notes.
          In order to facilitate the remarketing of the senior notes, the remarketing agents may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the senior notes. In general, purchases of senior notes for the purpose of stabilization, as well as other purchases by the remarketing agents for their own accounts, could cause the price of the senior notes to be higher than it might be in the absence of these purchases. We and the remarketing agents make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the senior notes. In addition, we and the remarketing agents make no representation that the remarketing agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

          We have agreed to indemnify the remarketing agents against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with their duties under the remarketing agreement, and to contribute to payments the remarketing agents may be required to make in respect of those liabilities.
          Certain of the remarketing agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for us, for which they received or will receive customary fees and expenses.

VALIDITY OF THE SECURITIES
          Certain legal matters in connection with the remarketing of the senior notes will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters will be passed upon for the remarketing agents by Davis Polk & Wardwell, New York, New York.
EXPERTS
          The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from The Hartford Financial Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
          With respect to the unaudited interim financial information for the periods ended March 31, 2006 and 2005 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act. This statement supersedes the section entitled “Experts” in the accompanying prospectus.
WHERE YOU CAN FIND MORE INFORMATION
          This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.
          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.
          The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	our Current Reports on Form 8-K filed on February 17, 2006, May 5, 2006 and May 9, 2006; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this remarketing.
          We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115-1900, Attention: Investor Relations (telephone (860) 547-5000).

PROSPECTUS
The Hartford Financial
Services Group, Inc.
Debt Securities
Junior Subordinated Deferrable Interest Debentures
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Hartford Capital IV
Hartford Capital V
Hartford Capital VI
Preferred Securities Guaranteed
as Described in this Prospectus
and the Accompanying Prospectus Supplement
by The Hartford Financial Services Group, Inc.
          By this prospectus, we may offer from time to time up to $2,586,562,704 of any combination of the securities described in this prospectus.
          We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.
          We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
          Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.
          Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
The date of this Prospectus is April 10, 2003

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
          No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Hartford Financial Services Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Hartford Financial Services Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
FORWARD-LOOKING STATEMENTS
          Certain of the statements contained in this prospectus or incorporated by reference into this prospectus (other than statements of historical fact) are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those expected by us, depending on the outcome of various factors. These factors include:

•	the difficulty in predicting our potential exposure for asbestos and environmental claims and related litigation, in particular, significant uncertainty with regard to the outcome of our current dispute with Mac Arthur Company and its subsidiary, Western MacArthur Company;

•	the uncertain nature of damage theories and loss amounts and the development of additional facts related to the September 11 terrorist attack;

•	the uncertain impact on us of the Bush Administration’s budget proposals relating to the distribution of nontaxable dividends to stockholders and the creation of new tax-favored individual savings accounts;

•	the response of reinsurance companies under reinsurance contracts, the impact of increasing reinsurance rates, and the availability and adequacy of reinsurance to protect us against losses;

•	the possibility of more unfavorable loss experience than anticipated;

ii

•	the possibility of general economic and business conditions that are less favorable than anticipated;

•	the incidence and severity of catastrophes, both natural and man-made;

•	the effect of changes in interest rates, the stock markets or other financial markets;

•	stronger than anticipated competitive activity;

•	unfavorable legislative, regulatory or judicial developments;

•	our ability to distribute our products through distribution channels, both current and future;

•	the uncertain effects of emerging claims and coverage issues;

•	the effect of assessments and other surcharges for guaranty funds and second-injury funds and other mandatory pooling arrangements;

•	a downgrade in our claims-paying, financial strength or credit ratings;

•	the ability of our subsidiaries to pay dividends to us; and

•	other factors described in such forward-looking statements.

iii

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
          We are a diversified insurance and financial services holding company. Through our subsidiaries, we are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At December 31, 2002, our total assets were $182.0 billion and our total stockholders’ equity was $10.7 billion.
          We were formed in December 1985 as a wholly owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation’s stockholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.
          As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, and our other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock, including preferred stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. Under these laws, the insurance subsidiaries may only make their dividend payments out of earned surplus. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.
          The insurance holding company laws of the other jurisdictions in which some of our insurance subsidiaries are incorporated generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. As of December 31, 2002, our insurance subsidiaries are permitted to pay us up to a maximum of approximately $1.8 billion in dividends in 2003 without prior regulatory approval.
          Our rights to participate in any distribution of assets of any of our subsidiaries (for example, upon their liquidation or reorganization) and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2002, claims by policyholders for benefits payable amounting to $49.7 billion, claims by separate account holders of $107.1 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $14.5 billion.
          Our principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.
THE HARTFORD CAPITAL TRUSTS
          We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the Registration Statement which includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act.”

          Each trust exists for the exclusive purposes of:

•	issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

•	issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

•	using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the “corresponding junior subordinated debentures,”

•	distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

•	engaging in the other activities that are necessary, convenient or incidental to these purposes.
          Accordingly, the corresponding junior subordinated debentures will be the sole assets of the trust, and payments under the corresponding junior subordinated debentures and the related expense agreement will be the sole revenue of the trust.
          We will own all of the common securities of each trust. The common securities of a trust will rank equally with and payments will be made pro rata with the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See “Description of Preferred Securities — Subordination of Common Securities.”
          Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will initially appoint the trustees. Initially, the trustees will be:

•	Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

•	Two of our employees or officers or those of our affiliates, who will act as administrative trustees.
          Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which we will issue the junior subordinated debentures. See “Description of Junior Subordinated Debentures” and “Description of Guarantee.”
          The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.
          The principal executive office of each trust is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary, and its telephone number is (860) 547-5000.

USE OF PROCEEDS
          Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debentures issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

	Year Ended December 31,

	2002	2001		2000	1999	1998

Ratio of Consolidated Earnings to Total Fixed Charges	1.7	1.2	(1)	2.0	1.8	1.8
Ratio of Consolidated Earnings to Total Fixed Charges and Preference Dividends(2)	1.7	1.2	(1)	2.0	1.8	1.8

(1)	For 2001, the calculation of the ratio of consolidated earnings to total fixed charges reflects losses of $678 million relating to the terrorist attack on September 11, 2001.

(2)	We had no dividends on preferred stock for the years 1998 to 2002.
          For purposes of computing the ratio of consolidated earnings to fixed charges, “earnings” consists of income from operations before federal income taxes and fixed charges. “Fixed charges” consists of interest expense (including interest credited to contractholders), capitalized interest, amortization of debt expense and an imputed interest component for rental expense.
DESCRIPTION OF THE DEBT SECURITIES
          We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.
          We will issue the senior debt securities in one or more series under an indenture, which we refer to as the “senior indenture,” dated as of October 20, 1995, between us and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the “subordinated indenture,” between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.
          The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

The Debt Securities are Unsecured Obligations
          Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. As a non-operating holding company most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”
          Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “— Subordination under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.
Terms of the Debt Securities
          We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.
          You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities,

•	any limit upon the aggregate principal amount of the series,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s) or the method of determining the interest rate(s),

•	dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

•	place or places where notices and demands relating to the debt securities and the indentures may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $1,000,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•	any additions, modifications or deletions, in the events of default or covenants of The Hartford Financial Services Group, Inc. specified in the indenture relating to the debt securities,

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

•	any additions or changes to the indenture necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global securities,

•	appointment of any paying agent(s),

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash,

•	in the case of the subordinated indenture, any provisions regarding subordination, and

•	additional terms not inconsistent with the provisions of the indentures.
          Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”
Special Payment Terms of the Debt Securities
          We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.
          The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.
          If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.
Denominations, Registration and Transfer
          We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate.
          You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose.

You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.
Global Debt Securities
          We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depository holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.
          We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security
          If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.
          So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest
          We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

          We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities
          Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.
          Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.
Payment and Paying Agents
          Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.
          Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.
          Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Redemption
          Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.
          Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities on any interest payment date in whole or in part. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

Redemption Price
          Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal any accrued and unpaid interest to the redemption date, plus the greater of:

•	the principal amount, and

•	an amount equal to:

•	for debt securities bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

•	for debt securities bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.
          The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the debt security prior to the stated maturity.
          The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a semiannual basis, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.
          The treasury rate is a per annum rate, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity for United States Treasury securities maturing at the stated maturity of the final payment of principal of the debt securities redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity, if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.
          The discounted swap equivalent payments will equal the sum of:

•	the current value of the amount of principal that would have been payable by us at the stated maturity of the final payment of the principal of the debt securities redeemed. This calculation will take into account any required sinking fund payments, but will otherwise assume that we had not redeemed the debt security prior to the stated maturity, and

•	the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the debt securities being redeemed, taking into account any required sinking fund payments but otherwise assuming we had not redeemed the debt securities prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the debt securities, a termination date set at the stated maturity of the debt security and payment dates for both fixed and floating rate payers set at each interest payment date of the debt securities. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

Notice of Redemption
          We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.
Consolidation, Merger and Sale of Assets
          We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease to us its properties and assets substantially as an entirety, unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the debt securities,

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the indenture are met.
          The general provisions of the indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.
Limitations upon Liens
          The indentures provide that neither we nor our restricted subsidiaries may issue, assume or guarantee any indebtedness for money borrowed if the indebtedness is secured by a lien upon any of our or any restricted subsidiaries’ principal property, or on any shares of stock of any restricted subsidiary, whether the principal property or shares of stock are now owned or later acquired.

General Exceptions
          The indentures permit us to incur secured debt if we provide that the debt securities will be secured equally and ratably with or in priority to the new secured indebtedness. In this event, we may also provide that any of our other indebtedness, including indebtedness guaranteed by us or the restricted subsidiary, will be secured equally with or in priority to the new secured indebtedness. Further, the restriction on incurring secured indebtedness will not apply to:

•	liens on property or shares of stock of any corporation existing at the time the corporation becomes a restricted subsidiary,

•	liens on property existing at the time it is acquired, or liens on property which secure the payment of the purchase price of the property, or liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of the property or the construction of that property, including improvements to existing property, which indebtedness is incurred or guaranteed within 180 days after the latest of the acquisition or completion of construction or commencement of operation of the property,

•	liens securing indebtedness owing by any restricted subsidiary to us or a wholly owned restricted subsidiary,

•	liens on the property of a corporation existing at the time the corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other person as an entirety by us or a restricted subsidiary,

•	liens on our property or the property of a restricted subsidiary in favor of the United States of America or any state, agency, instrumentality or political subdivision of the United States of America, or in favor of any other country, or any political subdivision of that country, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to those liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of that property, and

•	any extension, renewal or replacement of any lien referred to in the five preceding clauses.

     Exceptions for Specified Amount of Indebtedness
          We and one or more restricted subsidiaries may, without securing the debt securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that after doing so the aggregate amount of this indebtedness does not exceed 10% of consolidated net tangible assets. In computing the aggregate amount of indebtedness outstanding for purposes of the previous sentence, indebtedness issued, assumed or guaranteed pursuant to the above clauses is not included.
          When we use the term “consolidated net tangible assets,” we mean the total amount of assets, less applicable reserves and other properly deductible items, after deducting:

•	all current liabilities, excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed, and

•	all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of The Hartford Financial Services Group, Inc. and its consolidated subsidiaries and prepared in accordance with generally accepted accounting principles. Our subsidiaries include any corporation where more than 50% of its voting stock is owned or controlled by us or by another subsidiary.
          When we use the term “principal property,” we mean all land, buildings, machinery and equipment, and leasehold interests and improvements relating to these items, which would be reflected on our consolidated balance sheet prepared in accordance with generally accepted accounting principles, excluding all tangible property located outside the United States of America and excluding any tangible property which, in the opinion of our board of directors set forth in a board resolution, is not material to us and our consolidated subsidiaries taken as a whole.
          When we use the term “restricted subsidiary,” we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses. However, no subsidiary is a restricted subsidiary:

•	if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

•	if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

          As of the date of this prospectus, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Fire, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.
Modification and Waiver

Modification
          We and the trustee may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of, any outstanding debt security,

•	change the place of payment, or the coin or currency in which any outstanding debt security or the interest is payable,

•	impair your right to institute suit for the enforcement of any payment on or relating to any outstanding debt security after the stated maturity, or

•	change the amendment provisions of the indenture requiring the consent of the affected holders for waiver of compliance with the indenture or waiver of past defaults.
     Waiver
          The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.
          The holders of not less than a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities. However, a default in the payment of the principal of (or premium, if any), or any interest on, any debt security of that series or relating to a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.
Events of Default
          Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any interest when due,

•	default in the payment of principal, or premium, if any, at maturity,

•	default in the performance of any other covenant in the indenture for 60 days after written notice,

•	our bankruptcy, insolvency or reorganization,

•	acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which has not been rescinded or annulled within 30 days after notice, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

          We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.
     Effect of an Event of Default
          If an event of default exists, the trustee or the holders of not less than 25% in principal amount of a series of debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.
          Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting and proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.
     Legal Proceedings and Enforcement of Right to Payment
          You will not have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in principal amount of the outstanding debt securities must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of that payment.
Satisfaction and Discharge
          Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the trustee, in trust, an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance
          Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we will be deemed to have paid and discharged the entire indebtedness on all the debt securities of a series at any time prior to their stated maturity or redemption when:

•	we have irrevocably deposited or caused to be deposited with the trustee, in trust, either:

•	sufficient funds to pay and discharge the entire indebtedness on the debt securities for the principal, premium, if any, and interest to the stated maturity or any redemption date, or

•	the amount of U.S. government securities as will, in the written opinion of independent public accountants delivered to the trustee, together with predetermined and certain income to accrue, without consideration of any reinvestment, be sufficient to pay and discharge when due the entire indebtedness on the debt securities for principal, premium, if any, and interest to the stated maturity or any redemption date,

•	we have paid or caused to be paid all other sums payable on the debt securities,

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel to the effect that:

•	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

•	since the date of execution of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the deposit and related defeasance would not cause you to recognize income, gain or loss for federal income tax purposes,

•	we have delivered to the trustee an opinion of counsel that neither we nor the trust held by the trustee will immediately after the deposit just described be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, and

•	we have delivered to the trustee the other officer’s certificates and opinions of counsel as may be required by the indenture, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all debt securities have been complied with.
          The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it would have become due and payable.
Conversion or Exchange
          We may convert or exchange the debt securities into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.
Subordination under the Subordinated Indenture
          In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other proceeding relative to us, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.
          If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.
          We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with default.
          When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed,

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person,

•	every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	every capital lease obligation of that person, and

•	every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which that person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.
          When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.
          However, senior debt will not include:

•	any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

•	any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

•	debt to any employee of The Hartford Financial Services Group, Inc.,

•	any liability for taxes, and

•	indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.
          We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”
          The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.
          The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.
Governing Law
          The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustees
          Each of the trustees acts as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES
          We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture, as supplemented from time to time, between us and Wilmington Trust Company, as debenture trustee.
          The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated indenture is filed as an exhibit to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.
Ranking of the Junior Subordinated Debentures
          Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures, and will be unsecured and subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior debt. See “— Subordination.”
          As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in which those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”
          Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “— Subordination” and the prospectus supplement relating to any offering of securities.
Terms of the Junior Subordinated Debentures
          We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.
          You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

•	the title and any limit upon the aggregate principal amount,

•	the date(s) on which the principal is payable or the method of determining those date(s),

•	the interest rate(s) or the method of determining these interest rate(s),

•	the date(s) on which interest will be payable or the method of determining these date(s),

•	the circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	the place or places where we may pay principal, premium, if any, and interest,

•	conversion or exchange provisions, if any,

•	the redemption or early payment provisions,

•	the authorized denominations,

•	the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

•	additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

•	any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

•	whether we will issue the junior subordinated debt securities in whole or in part in the form of one or more global securities,

•	the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into preferred securities or other securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.
Special Payment Terms of the Junior Subordinated Debentures
          We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States Federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.
          The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.
          If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.
Denominations, Registration and Transfer
          Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.
          You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrars under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.
          If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

•	issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•	transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.
Global Junior Subordinated Debentures
          We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor depositary, or any nominee of the successor.

          We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debenture
          If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.
          So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated indenture.

Payments of Principal, Premium and Interest
          We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.
          We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.
     Issuance of Individual Junior Subordinated Debentures
          Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.
          Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.
Payment and Paying Agents
          Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate.
          Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.
          Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Redemption
          Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.
          We may, at our option, redeem any series of junior subordinated debentures on any interest payment date in whole or in part. We may redeem junior subordinated debentures in denominations larger than $25 but only in integral multiples of $25.
     Redemption Price
          Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed will equal any accrued and unpaid interest to the redemption date, plus the greater of:

•	the principal amount, and

•	an amount equal to:

•	for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

•	for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.
          The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debenture prior to the stated maturity.
          The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debentures, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.
          The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debentures having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debentures redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.
          The discounted swap equivalent payments will equal the sum of:

•	the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debenture at the stated maturity of the final payment of the principal of the junior subordinated debentures. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debenture prior to the stated maturity, and

•	the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debentures being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debenture prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debentures, a termination date set at the stated maturity of the junior subordinated debentures and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debentures. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.
     Special Event Redemption
          Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debentures then exists, we may, at our option, redeem the series of junior subordinated debentures in whole, but not in part, on any interest payment date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.
          A “special event” means a “tax event” or an “investment company event.” A “tax event” occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

•	interest payable by us on the series of junior subordinated debentures is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
          An “investment company event” occurs when, in respect of a trust, there is change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the preferred securities of a trust.
     Notice of Redemption
          We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.
Option to Extend Interest Payment Date
          If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe the federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.
          If we exercise this right, during the extension period we and our subsidiaries may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

•	dividends or distributions on our common stock,

•	redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

•	payments under any guarantee.
Modification of Indenture
          We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the indenture under the Trust Indenture Act.
          We and the debenture trustee may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of the junior subordinated debentures,

•	reduce the principal amount of the junior subordinated debentures,

•	reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures, or

•	reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated indenture.
          In the case of corresponding junior subordinated debentures, so long as any of the corresponding series of preferred securities remain outstanding:

•	no such modification may be made that adversely affects the holders of the preferred securities,

•	no termination of the junior subordinated indenture may occur, and

•	no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.
          In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.
Debenture Events of Default
          Under the terms of the junior subordinated indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debentures:

•	failure for 30 days to pay any interest on the series of junior subordinated debentures when due, subject to the deferral of any due date in the case of an extension period,

•	failure to pay any principal or premium, if any, on the series of junior subordinated debentures when due, including at maturity, upon redemption or by declaration,

•	failure to observe or perform in any material respect specified other covenants contained in the indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debentures,

•	our bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

     Effect of Event of Default
          The holders of a majority in outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.
     Waiver of Event of Default
          The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

•	the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the debenture trustee a sum sufficient to pay:

•	all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

•	certain amounts owing to the debenture trustee, its agents and counsel.
          The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except:

•	a default in the payment of principal (or premium, if any) or interest,

•	a default relating to a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.
          We are required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.
     Direct Actions by Preferred Securityholders
          If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us, which we refer to in this prospectus as a “direct action,” for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related preferred securities.
          We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.

          You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.
Consolidation, Merger, Sale of Assets and Other Transactions
          We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

•	in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

•	other conditions described in the junior subordinated indenture are met.
          The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.
Satisfaction and Discharge
          The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.
Conversion or Exchange
          We may convert or exchange the junior subordinated debentures into preferred securities or other securities. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities you would receive would be converted or exchanged.

Subordination
          In the junior subordinated indenture, we have agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debentures.
          If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.
          We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with a default.
          When we use the term “debt,” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed,

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the person,

•	every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	every capital lease obligation of that person, and

•	every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which the person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.
          When we use the term “senior debt” we mean the principal, premium, if any, and interest on debt, whether incurred on, prior to or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other debt which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

          However, senior debt will not include:

•	any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

•	any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

•	debt to any employee of The Hartford Financial Services Group, Inc.,

•	any liability for taxes,

•	indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

•	any other junior subordinated debentures issued pursuant to the Junior Subordinated Indenture, dated as of February 28, 1996 and the Junior Subordinated Indenture, dated as of October 30, 1996.
          We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. You should rely only on our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”
          The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.
          The indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.
Governing Law
          The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Debenture Trustee
          The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Authorized and Outstanding Capital Stock
          Our Amended and Restated Certificate of Incorporation, as amended effective May 1, 2002, provides that our authorized capital stock is 800,000,000 shares. These shares consist of:

•	50,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares have been designated as Series A Participating Cumulative Preferred Stock; and

•	750,000,000 shares of common stock, par value $.01 per share.
          As of March 31, 2003, we had 255,441,328 outstanding shares of common stock. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of Series A Participating Cumulative Preferred Stock. See “— Rights Agreement.” No shares of preferred stock are currently outstanding.
          No holders of any class of our capital stock are entitled to preemptive rights except as may be agreed from time to time by us and any such holders.
          In general, the classes of authorized capital stock are afforded preferences in relation to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the rights, preferences and limitations of each class or series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.
          The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Common Stock
          Subject to any preferential rights of any preferred stock created by our board of directors, as a holder of our common stock you are entitled to dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent provided by law and to the extent our board of directors specifies voting power for any preferred stock that is issued.
          As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “HIG.”
          The transfer agent and registrar for our common stock is The Bank of New York.

Preferred Stock
          We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering.
          We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.
          On October 10, 1995, our board of directors declared a dividend of rights to holders of record of our common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, and, in certain circumstances, with respect to common stock issued after the distribution date. When those rights become exercisable, holders of the rights will be entitled to purchase shares of Series A Participating Cumulative Preferred Stock. See “— Rights Agreement.”
Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws that May Delay or Make More Difficult Unsolicited Acquisitions or Changes of Our Control
          Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.
          Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.
          These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “— Authorized and Outstanding Capital Stock” and “— Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.
     No Stockholder Action by Written Consent; Special Meetings
          Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called only by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and

Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.
     Advance Notice for Raising Business or Making Nominations at Meetings
          Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to the secretary of the company timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.
          To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to the company’s secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting, or not more than 10 days after the first public disclosure of the originally scheduled date of the annual meeting, whichever is earlier.
          Similarly, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.
          The notice of any nomination for election as a director is required to state:

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,

•	a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	all other information regarding each nominee proposed by the stockholder that would have been required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee.

Number of Directors; Filling of Vacancies
          Our Amended and Restated By-Laws provide that newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office, subject to the requirement in the Amended and Restated By-Laws that the majority of directors holding office immediately after the election must be “independent directors,” as defined in the Amended and Restated By-Laws. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

Rights Agreement

The Hartford Financial Services Group, Inc. Rights
          On October 10, 1995, our board of directors declared a dividend of one right for each share of common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, and, in certain circumstances, with respect to common stock issued after the distribution date.
          On May 21, 1998, our board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on July 15, 1998 to stockholders of record as of June 24, 1998. Before our board of directors declared the two-for-one stock split, each right entitled the registered holder to purchase from us, when it became exercisable, one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $220, subject to adjustment in specific circumstances. As a result of the stock split, the terms of the rights were adjusted so that the holder of a right may purchase from us, when the right becomes exercisable, one two-thousandth (1/2000th) of a share of Series A Participating Cumulative Preferred Stock, at a price of $110, subject to adjustment in specific circumstances.
          Each right is subject to redemption at a price of $.005 per share. The terms of the rights are described in the rights agreement, dated as of November 1, 1995, between us and The Bank of New York, as rights agent. The rights will not be exercisable until the distribution date and will expire on November 1, 2005, unless earlier redeemed by us as described below. Until a right is exercised, the holder of the right will not as a result of holding that right have rights as a stockholder of our company including the right to vote or to receive dividends with respect to the rights or the Series A Participating Cumulative Preferred Stock relating to the right.
          The following description of the terms of the rights is a summary. It summarizes only those terms of the rights which we believe will be most important to your decision to invest in our common stock. You should keep in mind, however, that it is the rights agreement, and not this summary, which defines your rights as a holder of our rights. There may be other provisions in the rights agreement which are also important to you. You should read the rights agreement for a full description of the terms of the rights. The rights agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the rights agreement.

Distribution Date
          Under the rights agreement, the distribution date is the earlier of:

•	the time that we learn that a person or group, including any affiliate or associate of the person or group, has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of our common stock (we refer to that person or group as an “acquiring person”), unless provisions preventing accidental triggering of the distribution of the rights apply, and

•	the close of business on the date, if any, that may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of our common stock.
          A person or group, or any affiliate or associate of the person or group, however, that inadvertently acquires more than 15% of the outstanding shares of our common stock will not be deemed to be an acquiring person provided that person or group reduces its percentage of beneficial ownership to less than 15% of the outstanding shares of our common stock by the close of business on the fifth business day after notice from us that that person’s or group’s ownership interest exceeds 15% of the outstanding shares of our common stock. That person or group will be deemed to be an acquiring person at the end of that five business day period absent such reduction.

Evidence of Rights
          Until the distribution date, the rights will be evidenced by the certificates for common stock rather than separate right certificates. Therefore, from the issuance date until the distribution date, you will be able to transfer the rights only with the common stock and each transfer of common stock will also transfer the associated rights. As soon as practicable following the distribution date, we will mail separate certificates evidencing the rights to holders of record of the common stock as of the close of business on the distribution date, and to each initial record holder of common stock originally issued after the distribution date. These separate certificates alone will then evidence the rights.

Adjustments
          The number of shares of Series A Participating Cumulative Preferred Stock or other securities that we will issue upon exercise of the rights, the purchase price, the redemption price and the number of rights associated with each share of common stock are all subject to adjustment from time to time if there is any change in the common stock or the Series A Participating Cumulative Preferred Stock. An adjustment may be made as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization or any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of common stock or Series A Participating Cumulative Preferred Stock.
          We may, but we are not required to, issue fractions of rights or distribute right certificates which evidence fractional rights. Instead of issuing fractional rights, we may make a cash payment based on the market price of those rights. In addition, we may, but we are not required to, issue fractions of shares upon the exercise of the rights or distribute certificates which evidence fractional shares of Series A Participating Cumulative Preferred Stock. Instead of fractional shares of Series A Participating Cumulative Preferred Stock, we may utilize a depositary arrangement as provided by the terms of the Series A Participating Cumulative Preferred Stock and, for fractions other than one two-thousandth (1/2000th) of a share of Series A Participating Cumulative Preferred Stock or integral multiples, may make a cash payment based on the market price of those shares.

Triggering Event and Effect of Triggering Event
          Any time there is an acquiring person, the rights will entitle you, provided you are not the acquiring person, to purchase, for the purchase price of the rights, that number of one two-thousandths of a share of Series A Participating Cumulative Preferred Stock equivalent to the number of shares of common stock which at the time of that event would have a market value of twice the purchase price.
          If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is a publicly traded corporation, or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded corporation, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, that number of common shares of that corporation which at the time of the transaction would have a market value of twice the purchase price. If we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred in one or more transactions to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity, each right will entitle you, subject to the next paragraph, to purchase, for the purchase price of the right, at your option:

•	that number of shares of the surviving corporation which at the time of the transaction would have a book value of twice the purchase price,

•	that number of shares of that entity which at the time of the transaction would have a book value of twice the purchase price, or

•	if that entity has an affiliate which has publicly traded common shares, that number of common shares of that affiliate which at the time of the transaction would have market value of twice the purchase price.
          Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable. Any holder of that right, including any purported transferee or subsequent holder, will be unable to exercise or transfer the right.

Redemption
          At any time prior to the earlier of:

•	the time a person or group becomes an acquiring person, and

•	November 1, 2005,
our board of directors may redeem the rights in whole, but not in part, at a price, which we refer to in this prospectus as the “redemption price,” in cash or common stock or other securities deemed by our board of directors to be at least equivalent in value to $.005 per right. This amount is subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, your right to exercise the rights will terminate and your only right as a holder of rights will be to receive the redemption price. Within 10 business days after the action of our board of directors ordering the redemption of the rights, we will give notice of the redemption to the holders of the then outstanding rights by mail. We will state the method by which we will pay the redemption price in the notice of redemption.
          In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right, other than rights that have become null and void and nontransferable as described above, for a consideration per right consisting of one-half of the securities that would be issuable at that time upon exercise of one right.

Amendment
          At any time prior to the distribution date, we may, without your approval, supplement or amend any provision of the rights agreement, including, without limitation, the distribution date, the definition of acquiring person, the time during which the rights may be redeemed or the terms of the Series A Participating Cumulative Preferred Stock. However, we will not supplement or amend the rights agreement to reduce the redemption price or provide for an earlier expiration date. After the distribution date and subject to applicable law, we may amend the rights agreement without your approval only:

•	to cure any ambiguity or to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision of the rights agreement, or

•	to make any other provision which we may deem necessary or desirable and which will not adversely affect the interests of the holders of right certificates.
          Any supplement or amendment adopted during any period after any person or group has become an acquiring person but prior to the distribution date will be null and void unless that supplement or amendment could have been adopted under the prior sentence after the distribution date.

Effect of the Rights Agreement
          The rights agreement is designed to protect you in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent your interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though that takeover may offer you the opportunity to sell your stock at a price above the prevailing market rate and may be favored by a majority of our stockholders.
Restrictions on Ownership Under Insurance Laws
          State insurance laws could be a significant deterrent to any person interested in acquiring control of our company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of our company. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, or 5% or more, in the case of the Florida insurance holding company laws, unless the applicable insurance regulatory authorities determine otherwise.
Delaware General Corporation Law
          The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” for a period of three years from the date that person became an interested stockholder unless:

•	the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•	upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•	on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.
          Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.
          Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. This stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.
          Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.
DESCRIPTION OF DEPOSITARY SHARES
General Terms
          We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.
          We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
          The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.
Interest, Dividends and Other Distributions
          The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.
          In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.
Redemption of Depositary Shares
          If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Exercise of Rights under the Indentures or Voting the Preferred Stock
          Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
          We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
          The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed, or

•	there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.
Resignation and Removal of Depositary
          The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Charges of Depositary
          We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.
Miscellaneous
          The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.
          Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.
DESCRIPTION OF WARRANTS
          We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
          The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Debt Warrants
          We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.
          We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.
Other Warrants
          We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•	the securities, which may include preferred stock or common stock, for which you may exercise the warrants,

•	the aggregate number of the warrants,

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.
          We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants
          We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
          We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
          We may issue stock purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific number of shares of common stock or preferred stock, or other property, at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other property, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.
DESCRIPTION OF PREFERRED SECURITIES
          The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.
          The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the Registration Statement. See “Where You Can Find More Information” for information on how to obtain a copy of the trust agreement.
Ranking of Preferred Securities
          The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under “— Subordination of Common Securities.” The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debentures in trust for the benefit of the holders of the related preferred securities and common securities.
          Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See “Description of Guarantee.”
Distributions on the Preferred Securities
          The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.
          The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term “distributions” as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.
          Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term “business day” in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.
          If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, the contract that provides the terms for the corresponding junior subordinated debentures, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.
          If we exercise this right, during the extension period we and our subsidiaries may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

•	dividends or distributions on our common stock,

•	redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

•	payments under any guarantee.

          We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See “Description of Corresponding Junior Subordinated Debentures.”
          If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under “Description of Guarantee.”
          The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.
Redemption

Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debentures
          Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Description of Corresponding Junior Subordinated Debentures — Optional Redemption.”
          If less than all of any series of corresponding junior subordinated debentures are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.
          We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debentures:

•	in whole or in part, subject to the conditions we describe under “Description of Corresponding Junior Subordinated Debentures — Optional Redemption,”

•	at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under “Description of Corresponding Junior Subordinated Debentures — Optional Redemption,” or

•	as we may otherwise specify in the applicable prospectus supplement.

Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event
          If an event occurs that constitutes a tax event or an investment company event we will have the right to:

•	redeem the corresponding junior subordinated debentures in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole,

but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

•	terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

          If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.
          When we use the term “additional sums” in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.
          When we use the term “tax event” we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures,

•	interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
          When we use the term “investment company event” we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.
          When we use the term “like amount,” we mean:

•	with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

•	with respect to a distribution of corresponding junior subordinated debentures to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of your preferred securities.
          When we use the term “liquidation amount,” we mean the stated amount of $25 per preferred security and common security.

          After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

•	the series of preferred securities will no longer be deemed to be outstanding,

•	The Depository Trust Company, which we refer to in this prospectus as “DTC,” or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution, and

•	any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.
          We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debentures that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debentures that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.
Voluntary Distribution of Junior Subordinated Debentures
          If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the trust and cause the corresponding junior subordinated debentures to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.
Redemption Procedures
          The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also “— Subordination of Common Securities.”
          If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “— Book-Entry Issuance.”
          If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.
          The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Guarantee,” distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.
          Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.
          The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.
          If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.
Subordination of Common Securities
          The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable.
          If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution
          Each trust will automatically terminate upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will terminate the trust on the first to occur of:

•	our bankruptcy, dissolution or liquidation,

•	the distribution of a like amount of corresponding junior subordinated debentures to the holders of its preferred securities and common securities,

•	the redemption of all of the preferred securities, and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.
          If an early dissolution occurs as described in the clauses above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the “liquidation distribution.” If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.
Events of Default; Notice
          Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

•	the occurrence of a debenture event of default under the junior subordinated indenture (see “Description of Junior Subordinated Debentures — Debenture Events of Default”),

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

•	default by the property trustee in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

•	the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.
          Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.
          If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See “— Liquidation Distribution Upon Dissolution.”
          The existence of an event of default does not entitle you to accelerate the maturity.
Removal of Trustees
          Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.
Co-trustees and Separate Property Trustee
          Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.
Merger or Consolidation of Trustees
          Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.
Mergers, Consolidations, Amalgamations or Replacements of the Trusts
          A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.
          A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

•	the successor entity must either:

•	expressly assume all of the obligations of the trust relating to the preferred securities, or

•	substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

•	we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures,

•	the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

•	the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

•	the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

•	the successor entity must have a purpose identical to that of the trust,

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the trust to the effect that:

•	the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

•	following the merger, consolidation, amalgamation or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

•	we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.
          However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.
Voting Rights; Amendment of Trust Agreement
          Except as provided below and under “Description of Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, you will have no voting rights.
          We and the trustees may amend a trust agreement without your consent:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.
          However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any amendments of the trust agreement will become effective when notice is given to you and us.

          We and the trustees may also amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

•	receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for federal income tax purposes or its exemption from the status of an “investment company” under the Investment Company Act.
          Without both your and our consent a trust agreement may not be amended to:

•	change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

•	restrict your or our right to institute suit for the enforcement of any payment on or after that date.
          So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures,

•	waive any past default that is waiveable under specified sections of the junior subordinated indenture,

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable, or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.
          The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.
          Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote, or of any matter upon which action by written consent is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.
          Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.
          Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Securities
          We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor depositary, or any nominee of the successor.
          We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Preferred Security
          If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.
          So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

•	will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

•	will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

•	will not be considered the owner or holder of the preferred security under the trust agreement.

Payments of Distributions
          We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.
          We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Preferred Securities
          Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.
          Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.
Payment and Paying Agency
          The trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.
Registrar and Transfer Agent
          Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.
          The trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.
Information Concerning the Property Trustee
          The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.
Miscellaneous
          The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.
          You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.
DESCRIPTION OF GUARANTEE
          At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. The Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.
          The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights. There may be other provisions in the guarantee which are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.
General Terms of the Guarantee
          We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.
          The following payments, which we refer to in this prospectus as the “guarantee payments,” to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

•	the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

•	the liquidation distribution, and

•	the amount of assets of the trust remaining available for distribution to you.

          Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.
          The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.
          If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See “— Status of the Guarantee.”
          As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should rely only on our assets for payments we owe. The payment of dividends by our insurance company subsidiaries is limited under the insurance holding company laws in which those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”
          Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior debt.
          We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See “Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees.”
Status of the Guarantee
          The guarantee will constitute an unsecured obligation of The Hartford Financial Services Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.
          Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debentures to you.
Amendments and Assignment
          We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under “Description of the Preferred Securities — Voting Rights; Amendment of Trust Agreement.”

          All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.
Events of Default
          An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.
          You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.
          We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.
Information Concerning the Guarantee Trustee
          The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.
Termination of the Guarantee
          The guarantee will terminate and be of no further force and effect:

•	upon full payment of the redemption price of the related preferred securities,

•	upon full payment of the amounts payable upon liquidation of the related trust, or

•	upon distribution of corresponding junior subordinated debentures to the holders of the preferred securities.
          The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.
Governing Law
          The guarantee will be governed by and construed in accordance with the laws of the State of New York.
The Expense Agreement
          Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
          The corresponding junior subordinated debentures are to be issued in one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of the related preferred securities. See “Description of Junior Subordinated Debentures.”
          The following description of the terms of the corresponding junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those portions of the junior subordinated indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture itself for a full description of its terms. The junior subordinated indenture is filed as an exhibit to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.
General Terms of the Corresponding Junior Subordinated Debentures
          At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See “Description of Junior Subordinated Debentures — Subordination” and the prospectus supplement relating to any offering of related preferred securities.
Optional Redemption
          Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

•	the principal amount of the debentures, and

•	an amount equal to:

•	for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments. See “Description of Junior Subordinated Debentures — Redemption.”

•	for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments. See “Description of Junior Subordinated Debentures — Redemption.”
          If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. See “Description of Junior Subordinated Debentures — Redemption.”

          For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.
Covenants of The Hartford Financial Services Group, Inc.
          We will covenant in the junior subordinated indenture for each series of corresponding junior subordinated debentures that we will pay additional sums to the trust, if:

•	the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debentures,

•	a tax event exists, and

•	we have not redeemed the corresponding junior subordinated debentures or terminated the trust.
          We will also covenant, for each series of corresponding junior subordinated debentures, that we and our subsidiaries will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

•	make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debentures, that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

•	payments under any guarantee of preferred securities,
if at that time:

•	there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an “event of default” under the junior subordinated indenture for that series of corresponding junior subordinated debentures which we have not taken reasonable steps to cure,

•	we are in default on our payment of any obligations under the related guarantee, or

•	we have given notice of our selection of an extension period as provided in the junior subordinated indenture for that series of corresponding junior subordinated debentures and have not rescinded that notice, or the extension period, or any extension, is continuing.
          We will also covenant, for each series of corresponding junior subordinated debentures:

•	to maintain, by ourselves or our permitted successors, directly or indirectly, 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued,

•	not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debentures to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES
          As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

•	we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

•	each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.
          We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under “Description of Guarantee.”
          Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on its preferred securities.
          Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made or are making a payment under the related guarantee.
          You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.
          The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debentures and related purposes.
          A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.
          Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See “Description of Preferred Securities — Liquidation Distribution Upon Termination.”
          Upon any voluntary or involuntary liquidation or bankruptcy of The Hartford Financial Services Group, Inc., the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.
          A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated indenture provide that we may not make payments on the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.
PLAN OF DISTRIBUTION
          We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to purchasers.
          Agents whom we designate may solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.
          We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the securities.
          We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.
          We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.
          We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
          We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
          We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
LEGAL OPINIONS
          Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton, New York, New York, and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts, and for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s changes in its method of accounting for (a) goodwill and indefinite-lived intangible assets in 2002, (b) accounting for derivative instruments and hedging activities in 2001 and (c) the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
          This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about The Hartford Financial Services Group, Inc. In addition, we file reports, proxy statements, information statements and other information with the Securities and Exchange Commission. This information may be read and copied at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The material may also be accessed electronically by means of the Securities and Exchange Commission’s home page on the Internet at http://www.sec.gov or through our web site at http://www.thehartford.com.
          Our common stock is listed on the New York Stock Exchange, Inc. You can also inspect reports and other information concerning us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
INCORPORATION BY REFERENCE
          The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

•	Our Annual Report on Form 10-K for the year ended December 31, 2002,

•	description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated September 18, 1995 (as amended by the Form 8-A/ A filed on November 13, 1995),

•	our current reports on Form 8-K filed on March 17, 2003 and March 25, 2003, and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.
          We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention: Brian S. Becker, Senior Vice President and Corporate Secretary (Telephone: 860-547-5000).

$
The Hartford Financial Services Group, Inc.
% Senior Notes due 2008

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
Goldman, Sachs & Co.
JPMorgan
May      , 2006